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                                                                    EXHIBIT 10.2


                                    viaLINK
                                SOFTWARE LICENSE

         This Software License ("License") is entered into as of this 12th day of October, 1999 by and between The viaLink Company, an Oklahoma corporation with its principal place of business at 13800 Benson Road, Edmond, Oklahoma ("viaLink") and i2 Technologies, Inc., a Delaware corporation with its principal place of business at 11701 Luna Road, Dallas, Texas 75234 .

         WHEREAS, viaLink and i2 have contemporaneously herewith entered into an Alliance and Marketing Agreement of even date herewith ("Alliance Agreement"); and

         WHEREAS, this License is entered into to pursuant to and in furtherance of said Alliance Agreement.

         NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS: When used in this License, the capitalized terms listed below shall have the following meanings. Any capitalized terms used in this License that are not otherwise specifically defined in this License shall have the meanings provided for by the definitions of such terms as set forth in the Alliance Agreement, which definitions are herein incorporated by reference as if fully set forth.

     1.1. "CODE" shall mean computer programming code including, without limitation, any programming code, scripts, HTML files, configuration files, graphic files, database structures or other software components of the viaLink Software and any Interface Software, as such terms are hereinafter defined, excluding therefrom, however, all code created and/or owned by any third party (including, without limitation, operating systems and other third party software and/or code which may be required or necessary for its operation). Any reference to Code in this License shall include both source and object Code.

     1.2. "DERIVATIVE WORK" shall mean a work in any media that is based upon one or more preexisting works (including, without limitation, the viaLink Software and any Interface Software, all Code relating thereto, Enhancements, Maintenance Modifications, and the Documentation) so as to constitute a revision, modification, translation, abridgement, condensation, expansion, equivalent, or any other form into which such preexisting work(s) may be and/or have been recast, transformed, and/or adapted, regardless of who creates or participates in creation of such work,




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             and regardless of the degree of its similarity to or difference from the preexisting work(s) from which it has been derived. For purposes hereof, a Derivative Work shall also include any compilation or group of works that incorporates such a work or preexisting work.

     1.3. "DOCUMENTATION" shall mean user and operator manuals and other written materials that relate to the viaLink Software and/or any Interface Software. Documentation shall include written information concerning Maintenance Modifications and Enhancements thereto.

     1.4. "EFFECTIVE DATE" shall mean the Effective Date of the Alliance Agreement.

     1.5. "ENHANCEMENTS" shall mean modifications, additions, or substitutions, other than Maintenance Modifications, made to Code or Documentation that accomplish incidental, performance, structural, functional, or other improvements and/or changes to such Code.

     1.6. "i2" shall only mean i2 Technologies, Inc. and (notwithstanding the definition of "i2" set forth in the Alliance Agreement) shall not include any of i2's Affiliates or subcontractors.

     1.7. "MAINTENANCE MODIFICATIONS" shall mean modifications, updates, or revisions made to Code or Documentation that correct errors, support new releases of operating systems, or support new models of input-output (I/O) devices with which such Code is designed to operate.

     1.8. "viaLINK SOFTWARE" shall mean the Code of the software identified by viaLink as its Item Catalog and Chain Pricing software existing as of the date of delivery to i2 pursuant to this License.

     1.9. "INTERFACE SOFTWARE" shall mean such Code that may be developed pursuant to the terms of this License and/or said Alliance Agreement in order to facilitate or allow access to the viaLink Services or viaLink Software.

     1.10. "OWNED" means that the party(s) designated in this License as owning certain Code and/or Documentation shall be deemed the author and owner of such Code and/or Documentation for all purposes, including copyright, patent and/or trademark and the holder of all other rights and privileges pertaining to such ownership interest.

2. DELIVERY. viaLink shall deliver to i2 a copy of the Code of the viaLink Software, including appropriate Documentation therefore, within thirty
         (30) days following execution of this License.

     2.1. During the Term of this License, each party shall deliver to the other any Code for any Interface Software, and Enhancements and/or Maintenance




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             Modifications to the viaLink Software and/or any Interface Software
             except to the extent that such Interface Software Code, Enhancements or Maintenance Modifications have been developed pursuant to a contract with a customer of viaLink or i2, as the case may be, which restricts or prohibits the delivery of the same as contemplated herein.

     2.2.    OWNERSHIP AND CROSS-LICENSING. During the Term of this License:

          2.2.1. Any Interface Software and any Enhancements and/or Maintenance Modifications to the Interface Software and/or viaLink Software, including all Documentation relating thereto, (1) developed at viaLink's sole effort or expense or (2) which are designed or intended to operate within, on, or as part of the viaLink Services operated, offered and/or maintained by viaLink in the viaLink Market regardless of whether developed or paid for by viaLink or i2, or any combination thereof, shall be Owned by viaLink.

          2.2.2. Any Interface Software and any Enhancements and/or Maintenance Modifications to the Interface Software and/or viaLink Software, including all Documentation relating thereto (1) developed at i2's sole effort or expense and (2) which is designed or intended to operate solely within, on, or as part of the services and/or software operated, offered and/or maintained by i2 on i2's or on an i2 customer's equipment shall be Owned by i2.

          2.2.3. Any Interface Software and any Enhancements and/or Maintenance Modifications to the Interface Software and/or viaLink Software, including all Documentation relating thereto that are jointly developed by i2 and viaLink, except to the extent set forth above, shall be deemed jointly Owned by both i2 and viaLink, and neither party shall be entitled to assert such jointly held Ownership against the other and neither party shall be required to account to the other for any license fees collected by a party for a subsequent license of such software.

          2.2.4.  The Owner of any Code and/or Documentation covered by this
                  Section 2.2 shall (1) provide to the other party hereto the source and object Code and Documentation for all such Interface Software and any Enhancements and/or Maintenance Modifications to the Interface Software and/or viaLink Software, and (2) such other party, subject to the terms of
                  Section 3.2.1, shall be deemed to have a nonexclusive, unrestricted, assignable, perpetual, world-wide, fully paid-up, non-revocable license to use, modify, enhance, sell, sublicense, and otherwise transfer and/or dispose of the same, subject to the terms and conditions of this License.

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          2.2.5.  Each party shall execute such documents as reasonably required by the other to carry out the intent of this Section 2.2.

3.       LICENSE AND PERMISSIBLE TRANSACTIONS.

     3.1.    Subject to all of the conditions and restrictions contained in
             Section 3.2 and elsewhere in this License, and further subject to the terms, conditions and restrictions set forth in the Alliance Agreement, viaLink hereby grants to i2, and i2 hereby accepts, a limited, nonexclusive, non-transferable, non-assignable, world-wide license to do only the following:

          3.1.1. install and configure the viaLink Software and any Interface Software on i2's computers and telecommunications equipment;

          3.1.2. use the viaLink Software and any such Interface Software as allowed by the Alliance Agreement;

          3.1.3. Make, use, reproduce, copy and display marketing materials in any media ("Marketing Materials") for purposes of promoting, marketing and demonstrating the viaLink Software and any Interface Software; provided, however, that all such Marketing Materials shall use the viaLink Licensed Trademarks in full compliance with the terms, conditions and restrictions of the Alliance Agreement;

          3.1.4. Make an archival or backup copy of the viaLink Software and any Interface Software;

          3.1.5. Notwithstanding anything to the contrary in this License or in the Alliance Agreement, i2 shall be solely responsible for obtaining at i2's cost: (1) any and all appropriate and necessary licenses to any and all third party software required for the operation of the viaLink Software and any Interface Software licensed hereunder, (2) any and all hardware required for the operation of said viaLink Software and any Interface Software, and (3) any and all necessary telecommunications and/or Internet services and/or connections required for the operation of the viaLink Software and any Interface Software.

3.2.     LICENSE RESTRICTIONS.

          3.2.1. At no time during the Term of this License, and for such additional period, if any, set forth in the Alliance Agreement, shall i2 sell, offer to sell, give, transfer, transmit, license, sublicense or otherwise provide access to either the viaLink Software or the Interface Software or any Enhancements or Maintenance Modifications, to any of its Affiliates or any third party, permit any of its Affiliates or any third party to have access to either the


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                  viaLink Software or the Interface Software for the purpose of accomplishing or attempting any of the foregoing, to permit or offer to permit any of its Affiliates or any third party to establish, operate, or offer any Public Exchange or Private Exchange.

          3.2.2. Except to the extent authorized in the Alliance Agreement for private branding purposes, i2 shall not alter, conceal, or remove any of viaLink's or any third party's copyright, trademark or other proprietary rights notices, including without limitation of any viaLink Licensed Trademarks, appearing on or in any of the viaLink Software and any Interface Software, Documentation, or Code, Owned by viaLink. Further, viaLink shall not alter, conceal, or remove any of i2's or any third party's copyright, trademark or other proprietary rights notices on or in any of the Interface Software, Enhancements and/or Maintenance Modifications or Documentation relating thereto that may be Owned by i2.

          3.2.3. At no time during the Term of this License, and for such additional period, if any, set forth in the Alliance Agreement, shall i2 transfer, sell, give, convey, assign, lease, or otherwise transfer or deliver the viaLink Software and any Interface Software or any copies thereof to any third party or attempt to do any of the foregoing.

               3.2.3.1. Notwithstanding the foregoing, during the Term of this License, i2 shall have the right to sublicense the object Code only of the viaLink Software and the object Code only of any relevant Interface Software, Enhancements and/or Maintenance Modifications to a customer of i2 not engaged in commercial activity within the viaLink Market. In no event, however shall any such sublicense permitted hereunder expand or extend, in any way, any of i2's rights and/or obligations under this License or the Alliance Agreement, or restrict or limit in any way viaLink's rights or remedies, including without limitation the right to payment of all fees which will be due under the Alliance Agreement in relation to such sublicense transaction(s) or expand viaLink's obligations under this License or the Alliance Agreement. In no event shall any such sublicense relieve i2 of any of its obligations to viaLink under this License or the Alliance Agreement.

          3.2.4. No further rights to use, copy, sell, print, publish, advertise, distribute, copy or display the viaLink Software and any Interface Software, in whole or in part, is granted to i2 except as expressly provided in this License.



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4.       FEES. During the Term of this License, including all renewal terms hereof, i2 agrees to pay the fees and amounts set forth in the Sections
         5.2 through 5.4 of the Alliance Agreement.

5.       TERM AND TERMINATION.

     5.1. TERM. The Initial Term of this License shall commence on the Effective Date and, unless sooner terminated in accordance with its terms, shall end on December 31, 2003. It will thereafter automatically renew on a year to year basis ("Renewal Term") unless a party, upon at least three (3) months written notice prior to end of the Initial Term or the then current Renewal Term, as the case may be, notifies the other party that it will terminate this License as of the end of such Initial Term or Renewal Term.

          5.1.1. if viaLink exercises its right to terminate this License as of the end of its Initial Term or the then-current Renewal Term ("non-renewal"), then for a period of one (1) year following the effective date of said non-renewal, i2 shall, subject to the applicable terms of this License (including, without limitation, Section 4), nonetheless be entitled to continue to operate, provide and offer access to its then in operation Public Exchanges and/or Private Exchanges for its then existing customers of such Exchanges only (determined as of the effective date of such non-renewal). Such extended operations period as described in this section shall not, in any event, otherwise extend the term of this License or expand i2's rights hereunder, or alter the terms of the Alliance Agreement regarding viaLink's rights on or after the effective date of said non-renewal.

     5.2. EXPIRED RIGHTS. Expiration of any intellectual property rights, including, without limitation, copyrights, trademarks, or patents related to the subject matter of this License shall not be deemed to effect a termination of this License. In the event of an expiration of a right described in this section, such terms herein as may be affected by such event will remain binding to the extent permitted by law.

     5.3.    TERMINATION UPON DEFAULT OF i2. viaLink may terminate this License
             (1) if i2 violates any of its obligations under Sections 3, 4, 7, 8 or 9 of this License, in which event such termination shall be effective immediately, or (2) in the event of any termination arising from breach by i2 of the Alliance Agreement and i2 fails to cure such breach, in which event such termination shall be effective at the same time as the effective date of said Alliance Agreement's termination, or (3) upon 30 days' written notice for any other breach by i2 of this License if such breach is not cured by the end of such 30 day period following receipt of such notice.




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          5.3.1.  if viaLink exercises its right to terminate this License under
                  Section 5.3 hereof ("termination"), then for a period of ninety (90) days following the effective date of said termination, i2 shall, subject to the applicable terms of this License (including, without limitation, Section 4), nonetheless be entitled to continue to operate, provide and offer access to its then in operation Public Exchanges and/or Private Exchanges for its then existing customers of such Exchanges only (determined as of the effective date of such termination). Such extended operations period as described in this section shall not, in any event, otherwise extend the term of this License or expand i2's rights hereunder, or alter the terms of the Alliance Agreement regarding viaLink's rights on or after the effective date of said termination..

     5.4. EFFECT OF TERMINATION ON LICENSE. Upon the expiration or any termination of this License:

          5.4.1. Except to the extend set forth in Section 2, all license rights granted to i2 in this License shall cease;

          5.4.2. Except to the extend set forth in Section 2, i2 shall return to viaLink all copies of the viaLink Software and any Interface Software (including all Code and Documents), shall immediately cease operation thereof and shall delete all of the viaLink Software and any Interface Software from its computers and telecommunications equipment.

6.       WARRANTIES.

     6.1.    WARRANTIES OF viaLINK. viaLink represents and warrants as follows::

          6.1.1. NON-INFRINGEMENT. That, to viaLink's best knowledge, the viaLink Software does not infringe or misappropriate any rights of any third parties.

          6.1.2. YEAR-2000. That the viaLink Software will not produce errors processing date data in connection with the year change from December 31, 1999 to January 1, 2000 when used with accurate date data in accordance with the Documentation therefore, provided all other products (including, without limitation, other software, firmware, hardware, and operating systems) used with it properly exchange date data with the viaLink Software. The viaLink Software will recognize the year 2000 as a leap year. The foregoing representation refers only to the viaLink Software as of the date of its delivery by viaLink as set forth in this License, and further does not constitute a warranty or extend the terms of any existing warranty.





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          6.1.3.  viaLink warrants that the Code for the viaLink Software as delivered by viaLink hereunder is the same Code therefore which is being used by viaLink to provide Item Catalog and Chain Pricing Services to viaLink's existing production customers as of the date of such delivery.



     6.2. EXCLUSIVITY OF WARRANTIES. THE WARRANTIES SET FORTH IN SECTION 6.1 OF THIS LICENSE ARE THE ONLY WARRANTIES MADE BY viaLINK IN REGARDS TO THE viaLINK SOFTWARE, AND viaLINK SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR SAID WARRANTIES SET FORTH IN SECTION
             6.1 OF THIS LICENSE, THE viaLINK SOFTWARE IS PROVIDED AND MADE AVAILABLE TO i2 "AS IS". viaLINK DOES NOT MAKE ANY WARRANTY OR REPRESENTATION OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, IN REGARDS TO THE INTERFACE SOFTWARE.

     6.3.    LIMITATION OF LIABILITY. The limitations of liability set forth in
             Section 10.6 of the Alliance Agreement are incorporated by reference herein as if fully set forth.

          6.3.1. COMPATIBILITY DISCLAIMER. viaLink shall not be liable for any for any claims, losses, demands, causes of action, damages, costs or expenses of any kind suffered by i2 or its customers, whether in contract, in tort, under any warranty theory, in negligence, or otherwise including, without limitation, any loss of data or loss of profits, or interruption of business, which results or may result from the use or attempted use in conjunction with the viaLink Software and any Interface Software, by i2 or any of its customers, of any third party product or any other software or hardware developed at any time by anyone other than viaLink.

7. WARRANTIES OF i2: In addition to the representations and warranties made by i2 in the Alliance Agreement, i2 represents and warrants that it shall at all times follow such security policies and conditions as viaLink shall from time to time require with regard to the viaLink Services. THE WARRANTIES SET FORTH IN THIS SECTION 7 OF THIS LICENSE ARE THE ONLY WARRANTIES MADE BY i2 AND i2 SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.




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8.       CONFIDENTIALITY.

     8.1. i2 acknowledges that viaLink claims that the viaLink Software, any Interface Software, Code, all Derivative Works, Documentation, business records, methods of doing business, and all other proprietary information of viaLink, contain and comprise valuable trade secret, confidential and proprietary information which is the sole and exclusive property of viaLink and which has commercial value by virtue of its confidential and/or proprietary status (hereinafter "Confidential Information"). Further, i2 acknowledges and agrees that the source Code for the viaLink Software and any Interface Software, Enhancements and Maintenance Modifications constitute Confidential Information as herein defined. i2 agrees that it will not disclose Confidential Information to anyone other than its own employees, that it will protect the confidentiality of Confidential Information, and that it will take all appropriate precautions to prevent any unauthorized use or disclosure of viaLink Confidential Information. Notwithstanding anything to the contrary herein, i2's obligations under this Section shall survive the termination of this License. Confidential Information shall not include information that (a) is known or available through other lawful sources, not bound by a confidentiality obligation to viaLink; (b) is or becomes publicly known through no fault of the receiving party or its agents; (c) is required to be disclosed by i2 pursuant to law or court order, provided that i2 provides viaLink with reasonable prior notice of any such compulsory disclosure and permits viaLink to object, intervene or appeal such order; or (d) is developed by i2 independently of the disclosure to i2 of the same by viaLink.

     8.2. The foregoing section 8.1 is in addition to and not in lieu of any confidentiality obligations arising between the parties hereto in any other agreement, including, without limitation, the Alliance Agreement and the Nondisclosure Agreement.

9.       INDEMNIFICATION.

     9.1. BY viaLINK. In the event any suit, claim, or proceeding is brought against i2 or one of its customers based on a claim that the viaLink Software delivered by viaLink pursuant to this License infringes any existing patent, copyright, or trade secret, viaLink agrees that it will:

          9.1.1. to the extent that the claims or proofs of the suit involve claims or factual allegations that the viaLink Software infringes any existing patent, copyright, or trade secrets, defend the suit at its expense and hold i2 and/or its customers harmless therefrom, as long as viaLink is promptly notified in writing and is given complete authority and information required to defend the suit;




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          9.1.2.  to the extent that any judgment in any such suit is based on proof that the viaLink Software infringes any existing patent, copyright, or trade secrets, pay all damages and costs awarded against i2 and/or its customers related thereto; provided that viaLink shall not be responsible for any cost, expense, or compromise made or incurred by i2 and/or its customers without viaLink's written consent;

          9.1.3. allow i2 to participate in the defense of the suit at its own expense, if it so elects.

          9.1.4. Provided however, and notwithstanding anything to the contrary in this License, viaLink shall have no obligation of indemnity with regard to any modifications of the viaLink Software of any kind by i2 or its customers, regardless of whether such changes were authorized by viaLink.

          9.1.5. Further, during the Term of this License, should the viaLink Software or any part thereof, before any changes, Enhancements or Maintenance Modifications thereto or Derivative Works therefrom are made by or on behalf of i2 or any customers, become, or in viaLink's opinion, be likely to become, the subject of a claim for infringement, viaLink shall, at its own expense and option, either procure for i2 the right to continue using such viaLink Software or replace the same with non-infringing software or modify the viaLink Software so that it becomes non-infringing, or require that the viaLink Software and all Enhancements, Maintenance Modifications or other Derivative Works be returned and this License terminated.

          9.1.6. After one year after the Term of this License viaLink shall not have any obligation under this Section 9.1.

10.      MISCELLANEOUS.

     10.1. NO IMPLIED LICENSES. No right or license shall be implied by estoppel or otherwise, other than the rights and licenses expressly granted in this License.

     10.2. ASSIGNMENT. Neither party may assign any rights, duties, obligations or privileges under this License without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided however and notwithstanding anything to the contrary herein, a party may assign or delegate, without the other party's consent, any of its rights, duties, obligations and/or privileges under this License to any person or entity (i) to which all or substantially all of its assets are sold, (ii) into which it is merged or (iii) which as a result of a merger or acquisition






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             becomes the surviving company, except that the non-assigning party may terminate this License on this assignment on 180 days prior written notice to the assignee, which notice cannot be given until the effective date of the assignment.

     10.3. ENTIRE AGREEMENT. The parties agree that this License and the Alliance Agreement, to the extent applicable thereto, constitutes the complete and exclusive statement of the agreement between them with regards to the subject matter hereof and supercedes all proposals, oral or written, and all other communications between them relating thereto; provided however the Nondisclosure Agreement remains in full force and effect. The parties agree that to the extent the terms of the Alliance Agreement are applicable to this License, in the event of termination or expiration of the Alliance Agreement, such applicable terms shall survive and be deemed a material part of this License during the Term of this License.

     10.4. AMENDMENTS. This License may only be amended or modified in a writing signed by both parties hereto.

     10.5. GOVERNING LAW. This License shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     10.6. NO WAIVER. The failure of either party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     10.7. ATTORNEY'S FEES AND COSTS. In any action to enforce any rights or obligations of this License, the prevailing party shall be entitled to receive its costs and attorneys fees expended in such an action from the other party.

     10.8. RELATIONSHIP OF THE PARTIES. Each party hereto is acting as an independent contractor and not as agent, partner, or joint venturer with the other party for any purpose, and neither party shall represent to others or knowingly conduct itself otherwise. Except as provided in this License, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

     10.9. NOTICES. All notices, demands and other communications ("Notices") pertaining to this License shall be given in the same manner as set forth in Section 12.4 of the Alliance Agreement.

     10.10. REMEDIES. Except as expressly limited herein, the rights and remedies granted to each party in this License are in addition to and not in lieu of any other rights and remedies which each party may have at law or in equity for any breach or default by the other of this License, including, without limitation, the right to obtain appropriate injunctive relief without






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             the necessity of bond to enforce this License against any breach of threatened breach hereof.

     10.11. BINDING. This License is binding on and inures to the benefit of the parties and the successors and permitted assigns of the parties hereto.

     10.12. ACKNOWLEDGMENT OF ALLOCATED RISKS. The parties hereto each acknowledge that the provisions of this License were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated by this License. The warranties, disclaimers and limitations of liability in this License are intended to limit and define the circumstances of liability for each party.

     10.13. FORCE MAJEURE. Neither party shall be responsible for failure of performance due to causes beyond its control, including, without limitation, accidents, acts of God, labor disputes, or the actions of third parties or Government agencies.

     10.14. CAPTIONS. The captions of the various sections hereof are for convenience only and are not part of the body or text of this License, nor are they intended to be used in interpreted the terms of the License.

     10.15. SEVERABILITY. If any provision of this License shall be held invalid or unenforceable, the remaining provisions of the License shall not be affected thereby and each remaining provisions shall be valid and enforceable to the fullest extent permitted by law.

     10.16. SUPPORT. i2 and viaLink agree to negotiate in good faith to determine what support levels will be provided, who will provide them, what additional fees will be charged therefore, and who will pay such fee for such support, if any, which may be needed by i2 from viaLink to support the requirements of i2's customers.

     10.17. SUBCONTRACTORS: Neither party shall use or hire any subcontractor or other third party to carry out its obligations or perform any of the terms of this License, without the prior written consent of the other, which shall not be unreasonably withheld.

     10.18. SURVIVAL. Sections 2.2, 3.2, 4, 5.4, 6, 7, 8 and 9 shall survive the termination or expiration of this License.

**CONFIDENTIAL**

         IN WITNESS WHEREOF, the parties hereto have caused this Software License to be duly executed and delivered by their respective officers thereto duly authorized, all as of the day and year first above written.

                                  i2 TECHNOLOGIES, INC.,
                                  a Delaware corporation


                                  By: /s/ ROBERT C. DONOHOO
                                     ----------------------------------------
                                  Name: Robert C. Donohoo
                                       --------------------------------------
                                  Title: Corporate Counsel
                                        -------------------------------------

                                  THE viaLINK COMPANY,
                                  an Oklahoma corporation

                                  By: /s/ J. ANDREW KERNER
                                     ----------------------------------------
                                  Name: J. Andrew Kerner
                                       --------------------------------------
                                  Title: Chief Financial Officer
                                        -------------------------------------